AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 18 day of September 2013, by and between Silicon Valley Bank (“Bank”) and Research Solutions, Inc., a Nevada corporation and Reprints Desk, Inc., a Delaware corporation (jointly and severally, the “Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 23, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to do the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1           Limited Waiver Regarding Minimum Tangible Net Worth Default. Borrower has advised Bank that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 6.9(b) of the Loan Agreement for the compliance period ending July 31, 2013 (the “TNW Default”). Borrower hereby acknowledges the TNW Default. Bank and Borrower agree that the Borrower's TNW Default is hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2.2           Modified Tangible Net Worth Financial Covenant. Section 6.9(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)          Tangible Net Worth. A Tangible Net Worth of at least the following:

For the month ending August 31, 2013 and each month ending thereafter: $750,000 plus the increase provided for below;

in each instance above, the dollar amount shall be increased by (i) 50% of Net Income for the fiscal quarter ending September 30, 2013 and each fiscal quarter ending thereafter and (ii) 50% of issuances of equity after August 1, 2013 and the principal amount of Subordinated Debt.

2.3           Modified Compliance Certificate. The form of Compliance Certificate, attached as Exhibit C to the Loan Agreement, is amended in its entirety to read as set forth on Exhibit C attached hereto.

3.          Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and due authority to execute and deliver this Amendment; and

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.          Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $5,000.

7.          Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Research Solutions, Inc.

By:	/s/ Kevin Fleischman	By:	/s/ Alan Urban
Name:	Kevin Fleischman	Name:	Alan Urban
Title:	Vice President	Title:	CFO

BORROWER

Reprints Desk, Inc.

		By:	/s/ Alan Urban
		Name:	Alan Urban
		Title:	CFO

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	RESEARCH SOLUTIONS, INC. on behalf of itself and the other Borrowers

The undersigned authorized officer of RESEARCH SOLUTIONS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”):

(1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual projections	FYE within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 20 days	Yes No
Transaction Report	Weekly and with each Advance request when not on Streamline, Monthly within 20 days and with each Advance request when on Streamline	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Quick Ratio	0.80:1.0	_____:1.0	Yes No
Minimum Tangible Net Worth	$750,000*	$_________	Yes No

*plus (i) fifty percent (50%) of quarterly Net Income and (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after August 1, 2013.

	Streamline Period	Applies

Net Cash at least $800,000 at all times	Streamline Period in Effect	Yes No
Net Cash less than $800,000 at any time	Streamline Period not in Effect	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RESEARCH SOLUTIONS, INC. on behalf of itself and the other Borrowers	BANK USE ONLY

By:	Received by:
Name:		authorized signer
Title:	Date:

Verified:
authorized signer
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrowers

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:  ____________________

I.           Quick Ratio (Section 6.7(a))

Required: 0.80:1.00

Actual:

A.	Aggregate value of the unrestricted cash of Borrowers	$__________

B.	Aggregate value of the net billed accounts receivable of Borrowers	$__________

C.	Quick Assets (the sum of lines A and B)	$__________

D.	Aggregate value of Obligations to Bank	$__________

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year	$__________

F.	Current Liabilities (the sum of lines D and E)	$__________

G.	Quick Ratio (line C divided by line F)	__________

Is line G equal to or greater than 0.80:1:00?

_______ No, not in compliance	_______ Yes, in compliance

II.          Tangible Net Worth (Section 6.7(b))

Required:          (a)          $750,000 for September 2013 and each month ending thereafter plus each of the foregoing increasing by (i) fifty percent (50%) of quarterly Net Income plus (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after August 1, 2013.

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$__________

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$__________

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$__________

D.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness	$__________

E.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$__________

F.	Tangible Net Worth (line A minus line B minus line C minus line D plus line E)	$__________

Is line F equal to or greater than the applicable Required Amount?

_______ No, not in compliance	_______ Yes, in compliance